Exhibit 10.1

AMENDMENT TO SERIES D WARRANTS TO PURCHASE COMMON STOCK

This Amendment to Series D Warrants to Purchase Common Stock (“Series D Warrants” and such amendment, the “Amendment”) by and between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), Warrant Holder 1 (“Warrant Holder 1”) and Warrant Holder 2 (“Warrant Holder 2” and together with Warrant Holder 1, the “Warrant Holders”) is made as of June 3, 2020 (the “Effective Date”).

RECITALS

WHEREAS, in connection with the Company’s private placement that concluded on July 2, 2015 (the “2015 Private Placement Financing”), the Company issued to the investors in the 2015 Private Placement Financing Series D Warrants to acquire up to an aggregate of 14,390,754 shares of Company Common Stock;

WHEREAS, Section 1(b) of the Series D Warrants provides that the current exercise price (“Exercise Price”) of the Series D Warrants is $0.25 per share;

WHEREAS, Section 1(f) of certain of the Series D Warrants provides that such Series D Warrants may not be exercisable in the event and to the extent that the exercise thereof would result in the holder of such Series D Warrants, together with any person whose beneficial ownership would be aggregated with the holder, beneficially owning more than 4.9% of the Company’s Common Stock (the “Ownership Limitation”);

WHEREAS, Section 9 of the Series D Warrants provides that the Company may amend the Series D Warrants only with the written consent of the holders of at least a majority of the Series D Warrants outstanding as of such date (the “Required Holder(s)”);

WHEREAS, as of the date hereof, (i) there are Series D Warrants exercisable for up to 8,974,389 shares of Common Stock; (ii) Warrant Holder 1 beneficially owns Series D Warrants exercisable for up to _____________ shares of Common Stock (the “Warrant Holder 1 Warrants”); and (iii) Warrant Holder 2 beneficially owns Series D Warrants exercisable for up to _____________ shares of Common Stock (the “Warrant Holder 2 Warrants” and together with the Warrant Holder 1 Warrants, the “Warrants”), and therefore the Warrant Holders constitute the Required Holder;

WHEREAS, the Company and the Warrant Holders, in their capacity as the Required Holder, now wish to amend the Series D Warrants to (i) lower the Exercise Price; and (ii) eliminate the Ownership Limitation on the terms and conditions set forth herein (collectively, the “Warrant Amendments”); and

WHEREAS, in connection with and promptly following the effectiveness of the Warrant Amendments, the Company and each of the Warrant Holders have futher agreed that the Company shall issue (i) Warrant Holder 1 a Series J Warrant exercisable for up to _____________ shares of Common Stock; and (ii) Warrant Holder 2 a Series J Warrant exercisable for up to _____________ shares of Common Stock, in each case in substantially the form attached hereto as Exhibit A (the “Series J Warrant”), as consideration for each Warrant Holder’s respective agreement to exercise all the Warrants that they each beneficially own.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

a.	The terms defined in the Preamble and Recitals are incorporated herein.

b.	Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Series D Warrants.

2.	Amendments to Series D Warrants.

a.	Section 1(b). Section 1(b) to the Series D Warrants is hereby deleted in its entirety and replaced with the following as of the Effective Date:

“(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.18, subject to adjustment as provided herein.”

b.	Section 1(f). Section 1(f) to the Series D Warrants is hereby deleted in its entirety and replaced with the following as of the Effective Date:

“(f) [Reserved].”

3.	Series J Warrant.

a.	Upon Warrant Holder 1’s exercise of all the Warrant Holder 1 Warrants and payment to the Company of the aggregate exercise price of $____________, the Company shall issue Warrant Holder 1 a Series J Warrant exercisable for up to _____________ shares of Common Stock.

b.	Upon Warrant Holder 2’s exercise of all the Warrant Holder 2 Warrants and payment to the Company of the aggregate exercise price of $___________, the Company shall issue Warrant Holder 2 a Series J Warrant exercisable for up to _____________ shares of Common Stock.

4.	Representations and Warranties. Each Warrant Holder, severally and not jointly, hereby represents and warrants to the Company as follows:

a.	The Warrant Holder meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

b.	The Warrant Holder is acquiring the Series J Warrant and, as applicable, the shares issuable upon its exercise (the “Warrant Shares”), solely for the Warrant Holder’s account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act, and the Warrant Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Warrant Holder’s right at all times to sell or otherwise dispose of all or any part of the Series J Warrant and/or Warrant Shares in compliance with applicable federal and state securities laws and in compliance with any transfer restriction to which the Series J Warrant and the Warrant Shares may be subject at any time or from time to time.

c.	The Warrant Holder has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Series J Warrant to evaluate the merits and risks of an investment in the Company and the Warrant Shares and to make an informed investment decision with respect thereto:

d.	The Warrant Holder (i) understands that neither the Series J Warrant nor the Warrant Shares issuable upon its exercise have been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the truth and accuracy of the Warrant Holder’s representations and warranties set forth herein; and (ii) agrees not to sell, transfer or otherwise dispose of either the Series J Warrant or such Warrant Shares except pursuant to the terms and conditions set forth in Section 4(a) of the Series J Warrant.

e.	The Warrant Holder further understands that there can be no assurance any market will ever exist for the resale of the Series J Warrant or any of the Warrant Shares issuable upon the exercise of the Series J Warrant, nor can there be any assurance that either the Series J Warrant or any of such Warrant Shares will be freely transferable at any time in the foreseeable future.

5.	GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.

6.	Miscellaneous. To the extent that there are any inconsistencies between the terms of any Series D Warrants and the terms of this Amendment, the terms of this Amendment shall prevail in effect. This Amendment may be executed by the Parties in counterparts and may be executed and delivered by facsimile or other means of electronic communication and all such counterparts, taken together, shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. Except as otherwise expressly provided herein, Series D Warrants shall continue to be in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the Warrant Holders and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name: Terrence W. Norchi, M.D
Title: President, Chief Executive Officer

REQUIRED HOLDER:

Name: Warrant Holder 1

Name: Warrant Holder 2

Exhibit A

Form of Series J Warrant